===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       ----------------------------------



                                   FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                       -----------------------------------


        Date of Report (Date of earliest event reported): March 24, 1998



                                 NCO Group, Inc.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


            Pennsylvania                        0-21639                            23-2858652
------------------------------------  -------------------------------   ---------------------------------
  (State or other jurisdiction of       (Commission File Number)                 (I.R.S. Employer
   incorporation or organization)                                             Identification Number)



                             515 Pennsylvania Avenue
                       Fort Washington, Pennsylvania 19034
           ----------------------------------------------------------
          (Address of principal executive offices, including zip code)



       Registrant's telephone number, including area code: (215) 793-9300
                                                           --------------

===============================================================================

Item 5.  Other Events

     In March 1998, the Company entered into an agreement with FCA International Ltd. ("FCA") pursuant to which NCO Group, Inc. ("NCO" or the "Company") is making a cash tender offer (the "FCA Tender Offer") for all of the outstanding common shares of FCA at $9.60 per share, Canadian (equivalent to $6.77 in U.S. dollars based upon the exchange rate as of the date of the agreement). The purchase price of approximately $67.6 million will be paid with borrowings under the Company's revolving credit facility. The FCA Tender Offer is conditioned upon the tender of two-thirds of the outstanding FCA common shares, on a fully-diluted basis, and the satisfaction of certain conditions, including regulatory approvals. The FCA Tender Offer will expire on May 6, 1998 unless withdrawn or extended. FCA's Board of Directors has approved the agreement and recommended that shareholders tender their common shares into the offer. Pursuant to the agreement, Fairfax Financial Holdings Limited ("Fairfax") has agreed, subject to certain conditions, to tender to the bid, the common shares of FCA owned or controlled by it. Fairfax currently owns or controls approximately 27% of the common shares of FCA outstanding on a fully-diluted basis.

     Founded in 1926, FCA is the largest accounts receivable management company in Canada with significant operations in the United States and the United Kingdom. FCA provides accounts receivable management services principally to the government, financial, education, telecommunications, utilities, healthcare, retail and commercial sectors. FCA has undergone a major reorganization, consolidating 88 branch offices into 17 branch locations including three new major branches in Mobile, Alabama, Brantford, Ontario and Vancouver, British Columbia. For the fiscal year ended June 30, 1997 and the nine months ended March 31, 1998, FCA's revenues were approximately $62.8 million and $45.0 million, respectively. Approximately 45% of FCA's consolidated revenues in 1997 was derived from U.S. operations, 40% from Canadian operations and 15% from operations in the United Kingdom. The acquisition of FCA will give the Company the leading market presence in Canada, significantly expand its U.S. operations and provide a platform for further expansion into Europe from the United Kingdom. The Company also expects to realize substantial cost savings from integrating FCA with its operations.

     There are several risks associated with the acquisition of FCA including the ability to complete the acquisition of any outstanding shares of FCA not purchased by the Company in the FCA Tender Offer, the ability to operate FCA's business profitably and the fact that FCA has significant operations outside of the United States. With respect to the FCA Tender Offer, if at least two-thirds of the outstanding shares of FCA common stock, on a fully-diluted basis, are tendered and the other conditions to closing have been satisfied or waived, the Company will be required to purchase the shares so tendered and may have to pursue other means, including calling a special meeting of FCA shareholders to approve an amalgamation, merger or other transaction, in order to complete the acquisition of any outstanding FCA shares not tendered. In such event, the remaining holders of FCA shares may have the right to dissent to such transaction and demand payment for the fair value of their FCA shares. As a result, the Company may incur additional delays and costs in completing the acquisition of all of the outstanding shares of FCA common stock. FCA has had losses of $4.4 million, and $1.4 million for its fiscal years ended June 30, 1996 and 1997, respectively. There can be no assurance that the Company will be able to operate FCA's business profitably following the acquisition of FCA. To date, all of the Company's operations have been conducted in the United States. FCA is headquartered in Canada and also has offices in the United Kingdom and, as a result of such acquisition, a portion of the Company's operations would be conducted outside the United States. There are a number of risks inherent in international operations including government controls, regulatory requirements that may be more onerous than those imposed in the United States, difficulties in managing international operations and fluctuations in currency exchange rates.

Item 7.  Financial Statements and Exhibits.

                  The following financial statements are being filed as part of this report:

     (a) Financial Statements of FCA:

         Auditors's Report
         Consolidated Balance Sheets as of June 30, 1997 and 1996
         Consolidated Statements of Earnings for the years ended June 30, 1997,
                  1996 and 1995
         Consolidated Statements of Retained Earnings for the years ended
                  June 30, 1997, 1996 and 1995
         Consolidated Statements of Changes in Financial Position for the years ended June 30, 1997, 1996 and 1995
         Notes to Consolidated Financial Statements
         Consolidated Balance Sheets as of March 31, 1998 and 1997 (unaudited)
         Consolidated Statements of Earnings for the three months and nine months ended March 31, 1998 and 1997 (unaudited)
         Consolidated Statements of Changes in Financial Position for the
                  three months and nine months ended March 31, 1998 and 1997 (unaudited)

     (b) Pro Forma Financial Information.


         Pro Forma financial information concerning the proposed FCA acquisition is incorporated by reference from the Company's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on May 4, 1998.


                               EXCHANGE RATE DATA

     The following table sets forth the applicable exchange rates to convert Canadian dollars to U.S. dollars.

                                                       Fiscal Years Ended                For the Nine Months
                                                            June 30,                        Ended March 31,
                                                     -----------------------             ------------------
                                                     1995     1996      1997              1997        1998
                                                     ----     ----      ----              ----        ----
Exchange rate at end of period.................       --     0.7323    0.7249              --         0.7032
Average exchange rate during period............     0.7250   0.7347    0.7318            0.7354       0.7104


     For the periods presented, FCA published its consolidated financial statements in Canadian dollars, the functional currency of the country in which a substantial majority of FCA's revenues were generated.


     (c) Exhibits

         2.1 Agreement dated March 24, 1998 among the Company, FCA and Fairfax.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            NCO GROUP, INC.

                                       By:  /s/ Steven L. Winokur
                                            ----------------------------
                                            Executive Vice President, Finance
                                            and Chief Financial Officer



Date:   May 4, 1998

                           FCA INTERNATIONAL LTD.




                           CONSOLIDATED FINANCIAL STATEMENTS

                           JUNE 30, 1997, 1996 AND 1995


                           TOGETHER WITH AUDITORS' REPORT

================================================================================

                                AUDITORS' REPORT

================================================================================


To the Shareholders of
FCA International Ltd.:


We have audited the accompanying consolidated balance sheets of FCA International Ltd. as at June 30, 1997 and 1996, and the related consolidated statements of earnings, retained earning and changes in financial position for the three years in the period ended June 30, 1997. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Corporation as at June 30, 1997 and 1996, and the results of its operations and the changes in its financial position for the three years in the period ended June 30, 1997 in accordance with Canadian generally accepted accounting principles.



                                                  Arthur Anderson & Co.
Montreal, Canada                                  General Partnership
September 2, 1997                                 Chartered Accountants

                             FCA INTERNATIONAL LTD.
                           CONSOLIDATED BALANCE SHEETS
                             JUNE 30, 1997 AND 1996
                              (In Canadian dollars)

                                     ASSETS
                                                                                   1997                1996
                                                                              ----------------    ----------------
Current assets
     Cash and term deposits (Note 7)                                          $     4,028,030     $     8,276,310
     Accounts receivable - clients (Note 2)                                         8,792,514           7,798,743
     Purchased claims receivable (Note 3)                                          12,906,398          42,707,694
     Income taxes recoverable                                                         500,222             193,063
     Prepaid expenses                                                               2,526,440           2,698,389
     Purchased accounts receivable                                                  3,260,655           3,307,856
                                                                              ----------------    ----------------
                                                                                   32,014,259          64,982,055

Trust funds - cash                                                                 11,041,584          10,553,374
Purchased claims receivable (Note 3)                                                3,726,393           7,135,091
Capital assets (Note 4)                                                             8,635,555           6,922,960
Pre-operating expenses (Note 5)                                                     2,633,262           2,509,833
Other assets                                                                        3,943,945           3,018,702
Goodwill                                                                            2,506,143           2,603,267
                                                                              ================    ================

                                                                              $    64,501,141     $    97,725,282
                                                                              ================    ================

                      LIABILITIES AND SHAREHOLDER'S EQUITY

Current liabilities
     Bank advances (Note 2)                                                   $     1,727,531     $     5,324,269
     Accounts payable and accrued liabilities                                       6,781,505           7,965,022
     Purchased claims payable (Note 3)                                                857,481           3,545,345
     Obligations under capital leases (Note 6)                                        196,803              -
                                                                              ----------------    ----------------
                                                                                    9,563,320          16,834,636
Funds held in trust for clients                                                    11,041,584          10,553,374
Purchased claims payable (Note 3)                                                     113,072             407,942
Bank loan (Note 7)                                                                 19,320,000          44,880,000
Obligations under capital leases (Note 6)                                             813,973              -
Deferred income taxes                                                                  64,000             117,000
                                                                              ================    ================

                                                                              $    40,915,949     $    72,792,952
                                                                              ================    ================
Commitments and contingencies (Note 10)

Capital stock (Notes 8 and 9)
     Authorized:
         Unlimited number of common shares Issued and fully paid:
         9,077,124 (1996 - 9,087,124) shares                                  $    12,551,177     $    12,564,977
Retained earnings                                                                  10,933,571          12,438,644
Cumulative translation adjustments                                                    100,444             (71,291)
                                                                              ----------------    ----------------
                                                                                   23,585,192          24,932,330
                                                                              ================    ================
                                                                              $    64,501,141     $    97,725,282
                                                                              ================    ================

Approved on behalf of the Board:

W. Edwin Jarmain, Chairman of the Board

John H. Moynan, President and Chief Executive Officer


                  The accompanying notes are an integral part of these consolidated financial statements.

                             FCA INTERNATIONAL LTD.
                       CONSOLIDATED STATEMENTS OF EARNINGS
              FOR THE YEARS ENDED JUNE 30, 1997, 1996 AND 1995 (In
                              Canadian dollars)


                                                                   1997                1996                 1995
                                                               --------------      -------------      ---------------

Gross revenue from operations                                  $  85,762,564      $  84,408,472       $  82,034,798
Operating, selling and administration expenses                    79,109,192         77,963,216          75,957,035
                                                               -------------      -------------      --------------
Earnings before interest and other expenses                        6,653,372          6,445,256           6,077,763
Interest expense on bank loan                                      2,406,312          4,136,641           1,478,602
                                                               -------------      -------------      --------------
Earnings before other expenses                                     4,247,060          2,308,615           4,599,161
                                                               -------------      -------------      --------------

Other expenses (income)
     Amortization of goodwill                                        122,153            122,544             138,516
     Amortization of capital assets (Note 4)                       2,360,006          2,542,546           2,688,300
     Amortization of pre-operating costs (Note 5)                    645,617             -                   -
     Interest expense                                                559,871            450,323             261,187
     Investment income                                              (616,715)          (808,873)           (989,858)
                                                               -------------      -------------      --------------
                                                                   3,070,932          2,306,540           2,098,145
                                                               -------------      -------------      --------------
Earnings before reorganization charge                              1,176,128              2,075           2,501,016
     Reorganization charge (Note 5)                                2,100,000          3,100,000              -
                                                               -------------      -------------      --------------
(Loss) Earnings before income taxes                                 (923,872)        (3,097,925)          2,501,016
                                                               -------------      -------------      --------------

Income tax provision (recovery)
     - Current (Note 11)                                             628,000            739,000             144,000
     - Deferred                                                      (51,000)          (171,000)            180,000
                                                               -------------      -------------      --------------
                                                                     577,000            568,000             324,000
                                                               =============      =============      ==============

Net (loss) earnings for the year                               $  (1,500,872)     $  (3,665,925)      $   2,177,016
                                                               =============      =============      ==============

Net (loss) earnings per share                                  $       (0.17)     $       (0.40)      $        0.23
                                                               =============      =============      ==============

Net earnings per share - fully diluted                         $       (0.17)     $       (0.40)      $        0.23
                                                               =============      =============      ==============

                  The accompanying notes are an integral part of these consolidated financial statements.

                             FCA INTERNATIONAL LTD.
                  CONSOLIDATED STATEMENTS OF RETAINED EARNINGS
                FOR THE YEARS ENDED JUNE 30, 1997, 1996 AND 1995
                             (In Canadian dollars)


                                                                     1997               1996               1995
                                                                -------------      --------------     --------------

Balance - beginning of year                                     $  12,438,644      $   16,316,995     $   16,389,249
                                                                -------------      --------------     --------------

Net (loss) earnings for the year                                   (1,500,872)         (3,665,925)         2,177,016
Purchase and cancellation of capital stock (Note 8)                    (4,201)           (212,426)        (1,346,490)
Loss on share purchase loan (Note 12)                                  -                   -                (902,780)
                                                                -------------      --------------     --------------
                                                                   (1,505,073)         (3,878,351)           (72,254)
                                                                =============      ==============     ==============

Balance - end of year                                           $  10,933,571      $   12,438,644     $   16,316,995
                                                                =============      ==============     ==============


                  The accompanying notes are an integral part of these consolidated financial statements.

                             FCA INTERNATIONAL LTD.
            CONSOLIDATED STATEMENTS OF CHANGES IN FINANCIAL POSITION
                FOR THE YEARS ENDED JUNE 30, 1997, 1996 AND 1995
                             (In Canadian dollars)


                                                               1997                 1996               1995
                                                          ---------------      ---------------     ---------------
Cash provided by (used in)

Operations
     Net (loss) earnings for the year                     $   (1,500,872)     $   (3,665,925)    $    2,177,016
     Items not affecting working capital:
     Amortization                                              3,160,615           3,615,156          2,826,816
     Deferred income taxes                                       (53,000)           (171,000)           180,000
     Net changes in non-cash working capital balances
         relating to operations                               (2,265,297)             18,324         (1,866,533)
                                                          --------------      --------------     ---------------
                                                                (658,554)           (203,445)         3,317,299
                                                          --------------      --------------     ---------------
Investments
     Additions to capital assets - net                        (3,736,547)         (2,795,824)        (2,703,508)
     Decrease (increase) in purchased claims receivable       33,209,994             591,465        (50,434,250)
     (Decrease) increase in purchased claims
         payable                                              (2,982,734)            170,046          3,783,241
     Increase in non-operating assets - net                   (1,689,104)         (2,495,782)          (256,291)
                                                          --------------      --------------     --------------
                                                              24,801,609          (4,530,095)       (49,610,808)
                                                          --------------      --------------     --------------
Financing
     Increase in bank loan                                        -                4,089,533         43,510,467
     Increase in obligations under capital leases              1,010,776              -                  -
     Decrease in bank loan                                   (25,560,000)         (2,720,000)            -
     Purchase and cancellation of capital stock                  (18,001)           (401,489)        (2,130,463)
     Issue of capital stock                                       -                   -                  26,000
     Proceeds from repayment of share purchase loan               -                   -                 452,250
                                                          --------------      --------------     --------------
                                                             (24,567,225)            968,044         41,858,254
                                                          --------------      --------------     --------------

Decrease in cash before currency translation
     adjustments                                                (424,170)         (3,765,496)        (4,435,255)

Effect of currency translation adjustments                      (227,372)           (265,973)            15,391
                                                          --------------      --------------     --------------
Decrease in cash during the year                                (651,542)         (4,031,469)         4,419,864

Cash and cash equivalents, beginning of year                   2,952,041           6,983,510         11,403,374
                                                          ==============      ==============      =============

Cash and cash equivalents, end of year                    $    2,300,499      $    2,952,041     $    6,983,510
                                                          ==============      ==============     ==============

Represented by:
     Cash and term deposits                               $    4,028,030      $    8,276,310     $    6,983,510
     Bank advances                                            (1,727,531)         (5,324,269)            -
                                                          ==============      ==============     ==============

                                                          $    2,300,499      $    2,952,041     $    6,983,510
                                                          ==============      ==============     ==============



                             FCA INTERNATIONAL LTD.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 1997 AND 1996
                              (In Canadian dollars)




1. SIGNIFICANT ACCOUNTING POLICIES

a)   Basis of consolidation

         These consolidated financial statements include the accounts of the Corporation and its subsidiaries, all of which are wholly-owned.

b)   Translation of foreign operations

         The Corporation's foreign operations are self-sustaining. The assets and liabilities of foreign operations are translated at the exchange rates prevailing at the balance sheet date. Revenue and expenses are translated at the average exchange rates for the year or at the applicable forward contract rate. Gains or losses on translation are shown as a separate component in shareholders' equity.

c)   Capital assets and amortization

         Capital assets are stated at cost less accumulated amortization and are amortized using the straight line method. The rates of amortization vary by asset class and country and are as follows:

               Computer equipment and programs                    15% to 20%
               Automobiles                                    25% to 33 1/3%
               Furniture and fixtures                             10% to 20%
               Leasehold improvements                             Lease term

d)   Pre-operating expenses

         Expenses related to the establishment of the Corporation's new call centres in Mobile, Alabama and Brantford, Ontario have been capitalized and are being amortized over a period of four years commencing July 1, 1996.

e)   Goodwill

         Goodwill represents the excess of the cost of investment in businesses purchased over the cost assigned to the fair value of net assets acquired and is being amortized over forty years.

         Goodwill is written down when there has been a permanent impairment in the value of unamortized goodwill. A permanent impairment in goodwill is determined by comparison of the carrying value of unamortized goodwill with undiscounted future earnings of the related business.

                             FCA INTERNATIONAL LTD.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 1997 AND 1996
                              (In Canadian dollars)




f)   Revenue

         Revenue related to collections is recognized upon receipt of funds. Funds held in trust for clients are remitted in most cases within one month of the end of the month in which collection is made.

         Revenue related to purchased claims receivable is recognized from the date of purchase to maturity in a manner resulting in a constant rate of return on the investment in individual purchased claims receivable. The investment in purchased claims receivable for the purpose of income recognition is composed of the maturity value of claims receivable less unearned revenue.

g)   Use of estimates

         The presentation of financial statements, in accordance with generally accepted accounting principles, requires management to make estimates and assumptions which affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses for the period reported. Actual results could differ from these estimates.


2.  OPERATING LINE OF CREDIT

     The Corporation has a $6,600,000 operating line of credit of which $1,900,000 has been allocated to letters of credit and $1,700,000 is assigned to cover forward exchange contracts (Note 10). The line of credit is collateralized by a deed of movable hypothec on accounts receivable and a guarantee and postponement of claim of one of the Corporation's subsidiaries, as well as a general assignment of book debts.

     One of the Corporation's subsidiaries has a U.S. $5,000,000 line of credit of which U.S. $1,000,000 is allocated to letters of credit. The line of credit is collateralized by a pledge of the borrowing subsidiary's shares.


3.  PURCHASED CLAIMS RECEIVABLE

     Purchased claims receivable represent the maturity value of settled personal injury claims that are to be paid by an agency of the State of New Jersey. This amount is disclosed on the balance sheet net of unearned revenue of $919,453 (1996 - $2,611,403, 1995 - $5,461,000). The portion of the maturity value owing to third parties is disclosed separately on the balance sheet as purchased claims payable.

                             FCA INTERNATIONAL LTD.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 1997 AND 1996
                              (In Canadian dollars)




4.  CAPITAL ASSETS

                                                          1997                                    1996
                                           -----------------------------------     -----------------------------------
                                                                 Accumulated                            Accumulated
                                                 Cost            Amortization           Cost            Amortization
                                           ---------------   ------------------    --------------    ------------------

      Real estate                          $       15,465      $       -           $      15,465       $       -
      Computer equipment and programs          41,597,977          36,420,054         40,790,717           36,703,677
      Automobiles                                 317,839             150,542            301,383              158,786
      Furniture and fixtures                    9,701,781           8,497,002         12,769,977           11,587,759
      Leasehold improvements                    4,704,049           2,633,958          4,052,923            2,557,283
                                           ===============     ===============     ==============      ===============

                                           $   56,337,111      $   47,701,556      $  57,930,465       $   51,007,505
                                           ===============     ===============     ==============      ===============

      Net Book Value                               $  8,635,555                              $  6,922,960
                                                   ==============                            =============


5.  REORGANIZATION CHARGE

     During the year, the Corporation established a new call centre in Brantford, Ontario and undertook the reorganization of some of its Canadian collection operations. In addition, the Corporation undertook the consolidation of some administrative areas of its U.S. operations. The reorganization charge of $2.1 million includes $1.6 million for the Canadian reorganization and $500,000 for the U.S. consolidation. The reorganization charge includes severance costs for all employees of $1,047,000, a reserve for unsettled leases of $844,000 and other costs of $209,000.

     In addition, the Corporation capitalized $760,000 of pre-operating expenses relating to the reorganization. These costs consist primarily of employee relocation costs.

                             FCA INTERNATIONAL LTD.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 1997 AND 1996
                              (In Canadian dollars)


6.  OBLIGATIONS UNDER CAPITAL LEASES

     Capital lease payments due in the next five years are as follows:

               1998                                            $     287,372
               1999                                                  287,372
               2000                                                  283,173
               2001                                                  260,021
               2002                                                  130,113
                                                               --------------
               Total minimum lease payments                        1,248,051

               Less: Amount representing interest                    237,275
                                                               ==============

               Balance of the obligations                      $   1,010,776
                                                               ==============


7.  BANK LOAN

     The bank loan is a U.S. dollar denominated term loan payable by one of the Corporation's subsidiaries. The loan can be repaid at any time and is due in full on October 15, 2000. The loan is a limited recourse loan and is collateralized by a security interest and lien on the purchased claims receivable, and by a U.S. $2,000,000 assignment of term deposits to the bank. The subsidiary has the option of paying interest at the bank's prime rate or of fixing the rate at the London Interbank Offered Rate (LIBOR) plus 1.75% on borrowings collateralized by claims purchased after September 1, 1996 or LIBOR plus 2.75% on borrowings collateralized by claims purchased prior to that date, each for fixed periods not to exceed eighteen months.


8.  CAPITAL STOCK

     In accordance with Normal Course Issuer Bids authorized by the Board of Directors, the Corporation purchased and cancelled 10,000 of its common shares for a total cost of $18,001. The excess of the price paid per share over the average stated capital per share in the amount of $4,201 was charged to retained earnings.

                             FCA INTERNATIONAL LTD.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 1997 AND 1996
                              (In Canadian dollars)

9.  SHARE OPTION PLAN

     The Corporation has granted options to certain key employees and officers to purchase common shares of the Corporation. Details of the outstanding options are as follows:

             Expiry Date                Price           Unexercised options
             -----------                -----           -------------------
          November 15, 1997             $2.600               100,000
          February 14, 1998             $2.950               107,000
          September 19, 1998            $3.300               258,890
          December 19, 1998             $9.000                40,000
          December 19, 1998             $3.600               115,265
          September 25, 1999            $4.000               216,550
          September 15, 2001            $2.900               388,488

                                                           ---------
                                                           1,226,193
                                                           =========


10. COMMITMENTS AND CONTINGENCIES

     The minimum annual lease payments under operating leases, over the next five years and in the aggregate to 2004 are as follows:

               1998                                      $    5,266,611
               1999                                           3,826,500
               2000                                           3,047,491
               2001                                           1,779,978
               2002                                             675,707
               Thereafter                                       631,771
                                                         ==============

                                                         $   15,228,058
                                                         ==============

     Pursuant to aggregate employment agreements made with certain officers, additional payments, which currently would not exceed $1,216,560, could become payable upon the occurrence of certain events as defined in the agreements.

     One of the Corporation's U.S. subsidiaries (Puerto Rico) is a defendant in an action by a former employee for alleged unlawful dismissal and age discrimination. The amount claimed in the suit is U.S. $2.3 million plus punitive damages. Court proceedings were concluded in June 1997, and a judgement is expected by the end of the calendar year. Although the outcome of this litigation cannot be predicted with certainty, management does not believe the litigation will have a material effect on the financial position or results of operations.

                             FCA INTERNATIONAL LTD.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 1997 AND 1996
                              (In Canadian dollars)

     The Corporation has entered into a series of forward exchange contracts to convert a portion of projected cash flows from United States operations into Canadian funds. Commitments under the contracts for the next four years as follows:

                                             $ U.S.                 Forward
                                                                     rate
                                          --------------          ------------

           1998                           $   2,160,000              1.4263
           1999                               1,800,000              1.4186
           2000                               1,440,000              1.4485
           2001                               1,080,000              1.4148
                                          ==============            ========

                                          $   6,480,000              1.4272
                                          ==============            ========


11.  INCOME TAXES

     The Corporation's U.S. subsidiaries have loss carryforwards for income tax purposes, the benefit of which has not been recorded in these financial statements, totaling U.S. $19,555,000 which expire as follows:

           2003                                           $     168,000
           2004                                               1,281,000
           2005                                               4,448,000
           2006                                               7,819,000
           2007                                               3,409,000
           2008                                                 378,000
           2010                                                  90,000
           2011                                                 492,000
           2012                                               1,470,000

     One of the Corporation's Canadian subsidiaries has loss carryforwards for income tax purposes, the benefit of which has not been recorded in these financial statements, totaling $3,500,000 which expire in 2004.

                             FCA INTERNATIONAL LTD.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 1997 AND 1996
                              (In Canadian dollars)


     The Corporation's effective income tax rate consists of the following:

                                                                                           1997        1996       1995
                                                                                             %           %          %
                                                                                         ----------  ---------- ----------

       Average basic statutory income tax rate                                            (38.0)      (38.0)      38.0
       Increase (decrease) in income tax rate resulting from:
            Lower effective income tax rate on earnings of foreign subsidiaries            (3.8)       (0.4)      (7.5)
            Non-deductible expenses                                                         9.7         3.8        2.1
            Non-taxable portion of capital gains                                             -         (0.9)      (2.6)
            Tax on repatriation of foreign earnings                                       (44.0)       10.2         -
            Realization of unrecorded tax benefit                                            -           -       (19.4)
            Effect of unrecognized loss carryforwards                                     158.1        44.7         -
            Realization of unrecorded tax benefit                                         (22.8)         -          -
            Other, net                                                                      3.3        (1.1)       2.4
                                                                                         ----------  ---------- ----------
       Effective income tax rate                                                           62.5        18.3       13.0


12.  SHARE PURCHASE LOAN

     In 1995 a share purchase loan was settled in accordance with the terms of the loan agreement for the proceeds on the related shares of $452,250. The balance of the loan was charged to retained earnings.


13.  PENSION PLAN

     The Corporation maintains a defined benefit pension plan for certain employees. As at June 30, 1997, the actuarial present value of accrued pension obligations was U.S. $3,396,621 (1996 - U.S. $3,709,821, 1995 -
     U.S. $2,714,144) and the value of net assets available to provide for these benefits was U.S. $1,636,057 (1996 - U.S. $1,458,832, 1995 - U.S.
     $1,300,111).


14.  FINANCIAL INSTRUMENTS

     Financial instruments in the balance sheet include cash and term deposits, accounts receivable - clients, purchased claims receivable, purchased accounts receivable, bank advances, accounts payable and accrued liabilities, purchased claims payable, the bank loan, and obligations under capital leases.

                             FCA INTERNATIONAL LTD.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 1997 AND 1996
                              (In Canadian dollars)

     a) Fair values of financial assets and liabilities - The fair value of the Corporation's financial assets and liabilities other than obligations under capital leases, is equivalent to their carrying value due to the short-term maturity of those items. The book value of obligations under capital leases approximates fair value based on interest rates on comparable debt.

     b) Credit risk - The Corporation is subject to credit risk through accounts receivable - clients, purchased claims receivable, purchased accounts receivable, and term deposits. Accounts receivable - clients are with clients in many diverse industries and are subject to normal industry credit risks. Purchased claims receivable are receivable from an agency of the State of New Jersey, and are financed exclusively through the bank loan. The bank loan is collateralized by the purchased claims and a U.S. $2 million limited recourse against the Corporation. The credit risk associated with the purchased claims receivable is subject to normal credit risks and is further reduced due to the limited recourse nature of the bank loan. Purchased accounts receivable are primarily student loan accounts purchased at a discount for collection by the Corporation based on the estimated net realizable value of the accounts. Term deposits comprise short-term financial instruments issued by large financial institutions or corporations.

     c) Foreign exchange risk - The Corporation's foreign operations are exposed to limited foreign exchange risks as they are self sustaining, the risk being limited to financial instruments denominated in foreign currencies. The amount of the risk is related to the future variances in the exchange rates used to convert financial instruments denominated in foreign currencies. In addition, the Corporation has entered into forward exchange contracts to convert a portion of projected cash flows from U.S. operations into Canadian funds, thereby limiting risk related to foreign exchange rate fluctuations.

15.  SEGMENTED INFORMATION

     Gross revenue from operations

                                                                        United Kingdom and
                           United States               Canada                Elsewhere             Consolidated
                           -------------               ------                ---------             ------------
       1997                $   38,515,450          $   34,641,473          $   12,605,641         $   85,762,564
       1996                $   42,839,189          $   31,565,368          $   10,003,915         $   84,408,472
       1995                $   39,501,835          $   33,457,464          $    9,075,499         $   82,034,798

                             FCA INTERNATIONAL LTD.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 1997 AND 1996
                              (In Canadian dollars)

     Earnings (loss) before reorganization charge


                                                                        United Kingdom and
                           United States               Canada                Elsewhere             Consolidated
                           -------------               ------                ---------             ------------

       1997                $   (2,633,199)         $    2,904,702          $      904,625         $    1,176,128
       1996                $     (215,310)         $     (674,990)         $      892,375         $        2,075
       1995                $      962,588          $    1,490,984          $       47,444         $    2,501,016

     Earnings (loss) before income taxes

                                                                        United Kingdom and
                           United States               Canada                Elsewhere             Consolidated
                           -------------               ------                ---------             ------------
       1997                $   (3,143,577)         $    1,315,080          $      904,625         $     (923,872)
       1996                $   (2,771,310)         $   (1,218,990)         $      892,375         $   (3,097,925)
       1995                $      962,588          $    1,490,984          $       47,444         $    2,501,016

     The above earnings (loss) before income taxes include the effect of corporate allocations.

     Identifiable assets


                                                             United Kingdom and       Goodwill on
                      United States            Canada             Elsewhere          Consolidation          Consolidated
                      -------------            ------             ---------          -------------          ------------

       1997            $   34,348,075     $   20,627,274      $    8,801,779         $      724,413       $   64,501,141
       1996            $   69,865,497     $   19,229,191      $    7,871,923         $      758,671       $   97,725,282
       1995            $   75,453,959     $    9,320,508      $    9,234,855         $      793,329       $   94,802,651

16. RECONCILIATION OF CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

     The consolidated financial statements of FCA International are expressed in Canadian dollars and are prepared in accordance with Canadian generally accepted accounting principles (GAAP), which conform, in all material respects, with those generally accepted in the United States except as described below:

                             FCA INTERNATIONAL LTD.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 1997 AND 1996
                              (In Canadian dollars)



     Reconciliation of net income

         The application of U.S. GAAP would have the following effects on the net (loss) earnings as reported:

                                                               1997              1996                1995
                                                          ---------------   ----------------    ---------------

          Net (loss) earnings for the year - Canadian
               GAAP                                       $   (1,500,872)    $    (3,665,925)   $     2,177,016

          Adjustment in respect of:
               Pre-operating expenses                           (123,429)         (2,509,833)            -
               Post-retirement benefits other than
                   pensions                                     (265,771)           (288,028)          (249,479)
               Forward exchange contracts                         39,060             523,150           (123,520)
                                                          ==============     ===============    ===============

          Net (loss) earnings for the year - U.S. GAAP    $   (1,851,012)    $    (5,940,636)   $     1,804,017
                                                          ==============     ===============    ===============

i)       Pre-operating expenses

              Under Canadian GAAP, the Corporation has capitalized expenses related to the establishment of new call centres in Mobile, Alabama and Brantford, Ontario and they are being amortized over a period of four years. U.S. GAAP requires that these costs be expensed in the period incurred.

ii)      Post-retirement benefits other than pensions

              The Corporation follows the "pay as you go" method to account for post retirement benefits other than pensions. Under this method costs are recognized as incurred by the retirees and paid by the employer. U.S. GAAP requires the current accrued method whereby annually a current service cost is actuarially determined and accrued in the accounts.

iii)     Forward exchange contracts

              Under Canadian GAAP, hedge accounting for hedges of anticipated but not firmly committed foreign currency transactions using foreign exchange forwards is permitted. This is not permitted under U.S. GAAP. Forward exchange contracts that do not qualify for hedge accounting treatment should be marked-to-market currently through the statement of earnings.

                             FCA INTERNATIONAL LTD.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 1997 AND 1996
                              (In Canadian dollars)


iv)      Income taxes

              Under U.S. GAAP, Statement of Financial Accounting Standards No. 109 requires that a deferred tax amount be recognized for loss carry-forwards. Although the Corporation has tax loss carry forwards in various jurisdictions, due to uncertainty of utilization, the deferred tax assets amounts would have been completely offset in these financial statements by a valuation allowance.

b)   Earnings (loss) per share

                                                               1997                1996                1995
                                                          ---------------     ----------------    ----------------

          U.S. GAAP
               Basic (loss) earnings per share            $        (0.20)    $         (0.65)   $          0.19
                                                          ==============     ===============    ================

               Diluted (loss) earnings per share          $        (0.20)    $         (0.65)   $          0.19
                                                          ==============     ===============    ================


     Earnings per share amounts in accordance with U.S. GAAP are based on U.S. GAAP net earnings.


17.  COMPARATIVE STATEMENTS

     Certain comparative figures have been reclassified to conform with the presentation adopted in the current year.

FCA INTERNATIONAL LTD.
CONSOLIDATED BALANCE SHEETS
Unaudited
                                                         AS AT         AS AT
                                                        MARCH 31,     MARCH 31,
                                                          1998          1997
                                                            $             $
-------------------------------------------------------------------------------
ASSETS
Current assets
           Cash and term deposits                       4,033,770     4,828,105
           Accounts receivable - clients                8,990,466     9,280,745
           Purchased claims receivable                       --      18,139,810
           Income taxes recoverable                       787,255       527,886
           Prepaid expenses                             2,338,060     1,647,923
           Purchased accounts receivable                2,241,490     3,061,421
-------------------------------------------------------------------------------
                                                       18,391,041    37,485,890
Trust funds - cash                                      9,515,832    10,783,014
Purchased claims receivable                                  --       3,592,274
Capital assets - net                                    9,812,573     7,776,785
Pre-operating expenses                                  2,125,705     2,765,888
Other assets                                            5,092,929     3,457,159
Goodwill                                                2,459,465     2,533,514
-------------------------------------------------------------------------------
                                                       47,397,545    68,394,524
-------------------------------------------------------------------------------
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
           Bank advances                                3,614,572     2,423,280
           Accounts payable and accrued liabilities     4,058,862     7,335,404
           Purchased claims payable                          --       1,634,609
           Obligations under capital leases               354,466       164,674
-------------------------------------------------------------------------------
                                                        8,027,900    11,557,967
Funds held in trust for clients                         9,515,832    10,783,014
Purchased claims payable                                     --         170,095
Bank loan                                               3,266,000    21,804,000
Obligations under capital leases                          836,474       788,469
Deferred income taxes                                       4,000       117,000
-------------------------------------------------------------------------------
                                                       21,650,206    45,220,545
-------------------------------------------------------------------------------
Shareholders' equity                                   25,747,339    23,173,979
-------------------------------------------------------------------------------
                                                       47,397,545    68,394,524
-------------------------------------------------------------------------------
 Note : Certain comparative figures have been reclassified to conform with the presentation adopted in the current year.

 FCA INTERNATIONAL LTD.
 CONSOLIDATED STATEMENTS OF EARNINGS
 Unaudited

                                                                3 months ended   3 months ended    9 months ended     9 months ended
                                                                    MARCH 31,         MARCH 31,        MARCH 31,         MARCH 31,
                                                                      1998              1997             1998              1997
                                                                        $                $                 $                 $
------------------------------------------------------------------------------------------------------------------------------------
Gross revenue from operations                                      21,000,182        21,569,627        63,300,419        63,472,798
------------------------------------------------------------------------------------------------------------------------------------
Operating, selling and administration expenses                     19,374,191        19,896,271        58,197,273        58,584,086
------------------------------------------------------------------------------------------------------------------------------------
Earnings before interest and other expenses                         1,625,991         1,673,356         5,103,146         4,888,712
Interest expense on bank loan (Note 1)                                135,460           450,734           752,108         2,014,267
------------------------------------------------------------------------------------------------------------------------------------
Earnings before other expenses                                      1,490,531         1,222,622         4,351,038         2,874,445
------------------------------------------------------------------------------------------------------------------------------------
Other expenses (income)
             Amortization of goodwill                                  31,550            33,344            94,385            94,778
             Amortization of capital assets                           606,127           563,456         1,890,612         1,699,604
             Amortization of pre-operating expenses                   218,875           190,672           647,746           406,000
             Interest expense                                         146,015           116,998           467,751           412,737
             Investment income                                       (112,574)         (155,820)         (390,994)         (483,918)
------------------------------------------------------------------------------------------------------------------------------------
                                                                      889,993           748,650         2,709,500         2,129,201
------------------------------------------------------------------------------------------------------------------------------------
Earnings before reorganization charge                                 600,538           473,972         1,641,538           745,244
             Reorganization charge                                       --           2,100,000              --           2,100,000
------------------------------------------------------------------------------------------------------------------------------------
Earnings (loss) before income taxes                                   600,538        (1,626,028)        1,641,538        (1,354,756)
------------------------------------------------------------------------------------------------------------------------------------
Income tax provision (recovery)
                               - current                              148,000           233,000           423,000           603,000
                               - deferred                              (7,000)             --             (60,000)             --
------------------------------------------------------------------------------------------------------------------------------------
                                                                      141,000           233,000           363,000           603,000
------------------------------------------------------------------------------------------------------------------------------------
Net earnings (loss)                                                   459,538        (1,859,028)        1,278,538        (1,957,756)
------------------------------------------------------------------------------------------------------------------------------------
Net earnings (loss) per share                                            0.05             (0.21)             0.14             (0.22)
------------------------------------------------------------------------------------------------------------------------------------
Net earnings per share - fully diluted                                   0.05              --                0.13              --
------------------------------------------------------------------------------------------------------------------------------------

 Note 1: Interest expense on bank loan used exclusively for the purchase of personal injury claims receivable.

 Note 2: Certain comparative figures have been reclassified to conform with the presentation adopted in the current year.

 FCA INTERNATIONAL LTD.
 CONSOLIDATED STATEMENTS OF CHANGES IN FINANCIAL POSITION
 Unaudited

                                                              3 months ended  3 months ended  9 months ended  9 months ended
                                                                MARCH 31,        MARCH 31,      MARCH 31,        MARCH 31,
                                                                  1998             1997           1998             1997
                                                                    $               $               $               $
-----------------------------------------------------------------------------------------------------------------------------
Cash provided by (used in)
Operations
             Net earnings (loss)                                  459,538       (1,859,028)       1,278,538       (1,957,756)
             Items not affecting working capital:
                 Amortization                                     856,552          828,352        2,632,743        2,241,262
                 Deferred income taxes                             (7,000)            --            (60,000)            --
             Net changes in non-cash working capital
                balances relating to operations                  (948,642)       1,204,543       (2,000,083)      (1,149,542)
-----------------------------------------------------------------------------------------------------------------------------
                                                                  360,448          173,867        1,851,198         (866,036)
-----------------------------------------------------------------------------------------------------------------------------
Investments
             Additions to capital assets - net                   (896,387)      (1,095,001)      (2,974,020)      (2,329,140)
             Decrease in purchased claims receivable           10,316,934        8,381,535       16,632,791       28,110,701
             Decrease in purchased claims payable                (769,789)        (578,296)        (970,553)      (2,148,583)
             Increase in other assets - net                      (363,056)      (1,894,444)      (1,228,984)      (1,065,851)
-----------------------------------------------------------------------------------------------------------------------------
                                                                8,287,702        4,813,794       11,459,234       22,567,127
-----------------------------------------------------------------------------------------------------------------------------
Financing
             Increase in obligations under capital leases         161,661          221,803          180,164          953,143
             Decrease in bank loan                             (8,874,700)      (5,596,000)     (16,054,000)     (23,076,000)
             Proceeds from issuance of capital stock              395,642             --            655,642             --
-----------------------------------------------------------------------------------------------------------------------------
                                                               (8,317,397)      (5,374,197)     (15,218,194)     (22,122,857)
-----------------------------------------------------------------------------------------------------------------------------
Increase (decrease) in cash before currency
             translation adjustments                              330,753         (386,536)      (1,907,762)        (421,766)
Effect of currency translation adjustments                         11,435          146,394           26,461         (125,450)
-----------------------------------------------------------------------------------------------------------------------------
Increase (decrease) in cash during the period                     342,188         (240,142)      (1,881,301)        (547,216)
Cash and cash equivalents
             Beginning of period                                   77,010        2,644,967        2,300,499        2,952,041
-----------------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents
             End of period                                        419,198        2,404,825          419,198        2,404,825
-----------------------------------------------------------------------------------------------------------------------------
Represented by:
Cash and term deposits                                          4,033,770        4,828,105        4,033,770        4,828,105
Bank advances                                                  (3,614,572)      (2,423,280)      (3,614,572)      (2,423,280)
-----------------------------------------------------------------------------------------------------------------------------
                                                                  419,198        2,404,825          419,198        2,404,825
-----------------------------------------------------------------------------------------------------------------------------